Exhibit 7

Deutsche Banc Alex. Brown                    Deutsche Banc [ X ]



ACCOUNT AGREEMENT


_________________________________
Name(s)
_________________________________
                                               Deutsche Banc Alex. Brown Inc.
_________________________________              P.O. Box 515
Address                                        Baltimore, MD 21203
_________________________________

_________________________________       __________________________________
City     State        Zip Code          Account Number

IMPORTANT: PLEASE SIGN AND RETURN THIS ACCOUNT AGREEMENT IN THE ENCLOSED
ENVELOPE

In consideration of Deutsche Banc Alex. Brown Inc. (referred to herein as "Deutsche Banc Alex. Brown") accepting the Account(s) of the Undersigned, and agreeing to act as my broker, I agree to the following with respect to each of My Account(s) with you, in which I currently or in the future have an interest, for the extension of credit or the purchaseor sale of securities, options or other property. Throughout this Agreement, "I," "me," "my," "we" and "us" and "the undersigned" refer to the person(s) whose signature(s) appear(s) below and all others who are legally obligated on this account. "Account(s) of the Undersigned" and "My Account(s)" shall mean each and every account in the name of the undersigned and each and every account in which the undersigned may have an interest. "You" and "your" refer to Deutsche Banc Alex. Brown Inc., its subsidiaries, affiliates, officers, directors, agents and employees. Deutsche Banc Alex. Brown Inc. is a subsidiary of Deutsche Bank AG. As used herein, the term "affiliate of Deutsche Bank" means Deutsche Bank AG and its subsidiaries and affiliates. Each of Deutsche Bank and its affiliates is a separately incorporated legal entity, none of which is responsible for the obligations of the others. "Securities and Other Property" shall include, but shall not be limited to, money and securities, financial instruments, commodities of every kind and nature, and all contracts and options relating to any thereof (whether for present or future delivery), owned by the undersigned or in which the undersigned has an interest. Where the context requires, the singular shall be plural and the plural shall be singular.

1. Representations

   Unless I have advised you otherwise in writing, I represent that I am of legal age, that I am not an employee or member of any securities exchange (or corporation of whichany exchange owns a majority of the capital stock), the National Association of Securities Dealers, Inc., or of any broker-dealer, nor am I a senior officer of any bank, savings and loan institution, insurance company, investment company, investment advisory firm or institution that purchases securities, nor am I a member of the immediate family of such a person. I further represent that I am financially capable of satisfying any obligations undertaken through My Account(s) and that no one except the persons named on the account(s) has any interest in the account(s). I will promptly notify you in writing if any of the above circumstances change. I acknowledge that the purchase and sale of securities entails substantial economic risk, and I represent to you that I knowingly and willingly assume such risk.

2. Applicable Rules and Regulations

   All transactions in My Account(s) shall be subject to the constitution, rules, regulations, customs and usages of the exchange or market, and its clearing house, if any, where the transactions are executed. Transactions shall also be subject to the provisions of federal and state securities laws, as amended, and to the rules and regulations of the Securities and Exchange Commission and the Board of Governors of the Federal Reserve System. You shall not be liable for any loss caused directly or indirectly by your compliance with such rules or regulations or by government restrictions, exchange or market rulings, suspension of trading, war, or other conditions beyond your control.

3. Confirmations, Statements and Written Communications

   I agree to notify you in writing, within ten (10) days of your sending me a confirmation, of any objection I have to any transaction in My Account(s). In the absence of such written notification, I agree that all transactions for My Account(s) will be final and binding on me. Confirmations of transactions, as well as other communications, may be sent to the address I provided to you or to such other address I may hereafter give to you in writing, and all communications so sent, whether by mail, private carrier, facsimile, messenger, electronically or otherwise, shall be deemed given to me, whether actually received or not. Unless I advise you in writing to the contrary, you may disclose my name and address to the issuers of securities which you hold for me.

4. Aggregation of Orders and Average Prices

   I authorize you, at your discretion, to aggregate orders for My Account(s) with other customer orders. I recognize that in so doing, I may receive an average price for my orders which may be different from the price(s) I might have received had my orders not been aggregated. I understand that this practice may also result in my orders being only partially completed.

5. Cash Accounts.

   This paragraph relates to and is effective solely with respect to cash accounts: (i) The undersigned will make full cash payment on or before settlement date for each security purchased, unless funds sufficient therefor are already held in the account; (ii) the undersigned does not contemplate selling any security before it is paid for as provided in the preceding clause; (iii) the undersigned will own each security sold at the time of sale and, unless such security is already held in the account, will promptly deliver such security thereto on or before settlement date; and (iv) the undersigned will promptly make full cash payment of any amount which may become due in order to meet necessary requests for additional deposits or, with respect to any unissued security purchased or sold, to mark to the market.

6. Short and Long Orders; Deliveries and Settlements

   I agree that, in giving orders to sell, all "short" sales will be designated by me as "short" and all other sales will be designated by you as "long." "Short sale" means any sale of a security not owned by me or any sale that is consummated on settlement date by delivery of a borrowed security. I also agree that you may, at your discretion, immediately cover any short sales in My Account(s), without prior notice. My failure to designate a sale order as "short" is a representation on my part that I own the security free of restriction, and if the security is not in your possession at the time of the sale, I agree to deliver the security to you by settlement date. In case of non-delivery of a security, you are authorized to purchase the security to cover my position and charge any loss, commissions and fees to My Account(s). I agree that if you fail to receive payment for securities I have purchased you may, without prior demand or notice, sell those securities or other property held by you in any of My Account(s)s with you and any loss resulting therefrom will be charged to such account(s). I authorize you, at your discretion, to request and obtain extension(s) of my time to make payment for securitiesI purchase, as provided for by Federal Reserve Bank Regulation T.

                                                                    AA2 (8/01)

7. Authority to Borrow

   In case of the sale of any security or other property by you at my direction and your inability to timely deliver the same to the purchaser by reason of my failure to supply youtherewith, I authorize you to purchase or borrow any security or other property necessary to make the required delivery, and I agree to be responsible for any loss or cost, including interest, which you sustain as a result of my failure to make delivery to you.

8. Interest Charges

   I acknowledge that debit balances in my cash or margin account, including but not limited to those arising from my failure to make payment by settlement date for securities purchased, will be charged interest at the then current rate, in accordance with your usual custom. Interest will be computed on the net daily debit balance, which is computed by combining all debit balances and credit balances in each account with the exception of credit balances associated with short security positions. I acknowledge receipt of your statement regarding interest charges and that you may charge an account maintenance fee with respect to inactive accounts.

9. Credit Information and Investigation

   I authorize you to obtain reports concerning my credit standing and business conduct at your discretion. I also authorize you and any affiliate of Deutsche Bank (including, without limitation, Deutsche Bank AG) to share among such affiliates such information and any other confidential information you and such affiliate(s) may have about me and My Account(s).

10.Satisfaction of Indebtedness

   I agree to satisfy, upon demand, any indebtedness, including any interest and commission charges. I further agree to pay the reasonable costs and expenses of collection of any amount I owe you, including reasonable attorney's fees and court costs.

11.Liens

   I hereby grant to you and all affiliates of Deutsche Bank AG a security interest in all securities and other property in your possession or in the possession of any of your affiliates in which I have an interest in order to secure any and all indebtedness or any other of my obligations to you or any affiliate of Deutsche Bank AG. All such securities and other property shall be held as security for the payment of any such obligations or indebtedness in any account with you in which I have an interest, and you may, in your discretion, at any time and without prior notice, sell and/or transfer any or all securities and other property in order to satisfy such obligations. In enforcing this lien, you shall have the discretion to determine which securities and property are to be sold and/or which contracts are to be closed.

12.Margin Maintenance, Calls for Additional Collateral,
   Liquidations and Covering Short Positions

   If I engage in margin transactions, I will maintain such securities and other property in My Account(s) for margin purposes as you shall require from time to time in your sole discretion for any reason whatsoever. You shall have the right in accordance with your general policies regarding margin maintenance requirements, as such may be modified or amended from time to time, to require additional collateral or the liquidation of any securities and other property whenever in your sole discretion you consider it necessary for your protection. You may do so under circumstances which include, but are not limited to, the failure to promptly meet any call for additional collateral, the filing of a petition in bankruptcy, the appointment of a receiver by or against me or the attachment or levy against any account with you in which I have an interest. In such event, you are authorized to sell any and all securities and other property in any of My Account(s) with you whether carried individually or jointly with others, to buy all securities or other property which may be short in such account, to cancel any open orders and to close any or all outstanding contracts, all without demand for margin or additional margin, notice of sale or purchase, or other notice or advertisement, each of which is expressly waived. Upon a default, I will also bear the cost of preserving the value of collateral, including hedging transactions that may be executed at your discretion. Any sales or purchases hereunder may be made at your discretion on any exchange or other market where such business is usually transacted or at public auction or private sale, and you may be the purchaser for your own account. I understand that any prior demand, or call, or prior notice of the time and place of such sale or purchase shall not be considered a waiver of your right to sell or buy without demand or notice as provided herein.

13.Loan or Pledge of Securities and Other Property

   Within the limitations imposed by applicable law, all securities and other property now or hereafter held, carried or maintained by you in your possession that have not been fully paid for or are held in a margin account may be lent, either to yourself or to others, pledged and repledged by you, without notice to me, either separately or in common with other securities and other property of your other customers for any amount due in any account with you in which I have an interest, or for any greater amount, and you may do so without retaining in your possession or control for delivery a like amount of similar securities or other property. I understand that while securities held for My Account(s) are loaned out, I will lose voting rights attendant to such securities.

14.Third Party Authorization; No Agency

   If I have authorized any registered investment adviser or other third party to give you instructions with respect to My Account(s) with you, you are authorized to accept from such third party, without inquiry or investigation by you,
   (i) orders for the purchase or sale of securities or other property for My Account(s), on margin or otherwise and (ii) any other instructions concerning my account(s). I understand that any investment adviser or other third party I authorize to act for me, whether or not referred to me by you, is not your agent and that you shall have no responsibility or liability to me for any acts or omissions of such third party, its officers, employees or agents.

15.Correspondent Account; No Agency

   If My Account(s) has been introduced to you by arrangement with another broker-dealer, you are authorized to accept from such other broker-dealer, without inquiry or investigation by you (i) orders for the purchase or sale of securities or other property for My Account(s), on margin or otherwise, and (ii) any other instructions concerning My Account(s). I understand and agree that such other broker-dealer is not your agent and that you shall have no responsibility or liability to me for any acts or omissions of such other broker-dealer, its officers, employees or agents.

16.Joint Accounts

   If this is a Joint Account, we agree that each of us shall have authority with respect to this account to deal with you as if each of us alone were the account owner, all without notice to the other account owner(s). We agree that notice to any account owner shall be deemed to be notice to all account owners. Each account owner shall be jointly and severally liable for this account. You may follow the instructions of any of us concerning this account and make deliveries to any of us, of any or all property and payment, even if such deliveries and/or payments shall be made to one of us personally, and not to all of the account owners. You shall be under no obligation to inquire into the purpose of any such demand for delivery of securities or payment, and you shall not be bound to see to the application or disposition of the securities and/or monies so delivered or paid to any of us. Notwithstanding the foregoing, you are authorized, in your discretion, to require joint action by all of the account owners with respect to any matter concerning the account, including the giving or cancellation of orders and the withdrawal of monies, securities or other property. We agree that our account will be carried on your books in the form reflected by the above account name. In the event of the death of any of us, the survivor(s) shall immediately give you written notice thereof, and you may, before or after receiving such notice, take such action, require such documents, retain such securities and/or restrict transactions in the account as you may deem advisable to protect you against any tax, liability, penalty or loss under any present or future laws or otherwise. Any cost resulting from the death of any of us, or through the exercise by any decedent's estate or representatives of any rights in the account shall be chargeable against the interest of the survivor(s) as well as against the interest of the estate of the decedent.

17.Foreign Securities

   With respect to debt or equity securities of non-U.S.
   issuers or debt or deposit instruments of non-U.S. banks ("Foreign Securities"), I acknowledge and understand that:
   (i) Foreign Securities are, in most cases, not registered with the Securities and Exchange Commission or listed on a U.S. securities exchange; (ii) Foreign Securities, particularly those of issuers in the so-called "emerging markets" are often illiquid, are sometimes subject to legal and/or contractual transfer restrictions, and it may be difficult or impossible to dispose of such Foreign
   Securities prior to the maturity thereof or to determine the market price thereof for valuation purposes; (iii) Foreign Securities, and the issuer, guarantors or other obligors with respect thereto ("Obligors") are subject to a variety or risks in addition to those typically faced in the case of U.S. securities and issuers, including, among other things, currency risk, exchange controls, confiscatory taxation, withholding, limitations on the rights of security holders, civil unrest, hyperinflation, discriminatory treatment of foreign investors, etc.; (iv) there is often less information available regarding Obligors, and such information may be more difficult to interpret, than is the case with U.S. issuers whose securities are subject to the periodic reporting requirements under U.S. securities laws;
   (v) there may be no effective means to determine if an Obligor is in default of its obligations in respect of its debt securities or other financial obligations (and you specifically acknowledge that Foreign Securities purchased by you may be in default at the time of purchase); (vi) the Foreign Securities in question may be unrated; and (vii) such securities are not suitable for all investors.

   I authorize Deutsche Banc Alex. Brown to purchase Foreign Securities (and, in the case of Foreign Securities denominated in foreign currencies, the relevant foreign currencies) from or sell Foreign Securities (and foreign exchange) to an affiliate of Deutsche Bank AG. In dealing with such affiliates, such affiliates may take their normal commissions, spreads or other fees without regard to Deutsche Banc Alex. Brown's relationship with me.

18.Acknowledgment of Possible Conflicts of Interest

   I acknowledge that the advice provided to me by your employees may differ from the advice or the timing or nature of action recommended by or taken by other individuals or groups at Deutsche Banc Alex. Brown and/or affiliates of Deutsche Bank AG, whether acting as principal or agent. I understand that you provide investment advice, portfolio management and execution services for many clients and, in addition, act as principals in various markets. Given these different roles, individuals and groups at Deutsche Banc Alex. Brown and affiliates of Deutsche Bank AG are seldom of one view as to an investment strategy and will often pursue differing or conflicting strategies. Your employees shall have no obligation to recommend to me or inform me of strategies being pursued by you or by other clients. I also acknowledge that: Deutsche Banc Alex. Brown and affiliates of Deutsche Bank AG may perform services for or solicit business from issuers whose securities are recommended by your employees; Deutsche Banc Alex. Brown and affiliates of Deutsche Bank AG may be paid fees by Registered Investment Companies or other investment vehicles, including without limitation fees for acting as investment advisor, administrator, custodian and transfer agent; and Deutsche Banc Alex. Brown and affiliates of Deutsche Bank AG act as brokers, principals, and/or market makers in certain markets and may do so in transactions with me.

19.No FDIC Insurance, Not Obligations of Any Bank

   I understand that the assets in My Account(s) are subject to the risk of partial or total loss due to market fluctuations or the insolvency of the issuer(s).

   The assets in My Account(s) (including all related cash balances and shares of any mutual fund) are not deposits or other obligations of Deutsche Bank AG or any other bank, are not guaranteed by Deutsche Bank AG and are not insured by the Federal Deposit
   Insurance Corporation ("FDIC").

   I may from time to time be offered investment products as to which Deutsche Bank AG is an obligor. These products may be complex, may not provide for the return of the full amount of principal invested or for the payment of a fixed rate of interest (or any interest) and will not usually be subject to FDIC insurance. I will assume they are not subject to FDIC insurance and that such products may not be protected as to principal or interest unless Deutsche Bank AG states in writing that a particular product is subject to FDIC insurance.

20.Arbitration

   I understand that: (1) Arbitration is final and binding on the parties. (2) The parties are waiving their right to seek remedies in court, including the right to jury trial. (3) Prearbitration discovery is generally more limited than and different from court proceedings. (4) The arbitrators' award is not required to include factual findings or legal reasoning and any party's right to appeal or to seek modification of rulings by the arbitrators is strictly limited. (5) The panel of arbitrators would typically include a minority of arbitrators who were or are affiliated with the securities industry.

   I agree to arbitrate with you any controversies which may arise, whether or not based on events occurring prior to the date of this agreement, including any controversy arising out of or relating to any account with you, to the construction, performance or breach of any agreement with you, or to transactions with or through you, only before the New York Stock Exchange or the National Association of Securities Dealers Regulation, Inc., at my election. I agree that I shall make my election by registered mail to you, at P.O. Box 515, Baltimore, MD 21202, Attention Director of Compliance. If my election is not received by you within ten (10) calendar days of receipt of a written request from you that I make an election, then you may elect the forum before which the arbitration shall be held.

   Neither you nor I waive any right to seek equitable relief pending arbitration. No person shall bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against any person who has initiated in court a putative class action; or who is a member of a putative class who has not opted out of the class with respect to any claims encompassed by the punitive class action until (1) the class certification is denied; or
   (2) the class is decertified; or (3) the customer is excluded from the class by the court. Such forbearance to enforce an agreement to arbitrate shall not constitute a waiver or any rights under this agreement except to the extent stated herein.

21.Miscellaneous

   This Agreement shall be binding upon my heirs, executors, administrators, personal representatives and permitted assigns. It shall inure to the benefit of your successors and assigns to whom you may transfer My Account(s). This Agreement contains the entire understanding between us concerning the subject matter of this Agreement. I agree that Deutsche Banc Alex. Brown has the right to amend this Agreement at any time by sending written notice of such amendment to me. Any such amendment shall be effective as of the date established by Deutsche Banc Alex. Brown. If any provision of this Agreement is held to be invalid, void or unenforceable by reason of any law, rule, administrative order or judicial decision, that determination shall not affect the validity of the remaining provisions of this Agreement. This Agreement shall be deemed to have been made in the State of New York and shall be construed, and the rights of the parties determined, in accordance with the laws of the State of New York and the United States, as amended, without giving effect to the choice of law or conflict-of-laws provisions thereof.

22.Paragraph Headings

   Paragraph headings are for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement.

Please Complete 23a or 23b as applicable.

23a. Certification - Taxpayer Identification Number
     Certification Instructions: I will cross out item (2) below if I have been notified by the IRS that I am currently subject to backup withholding because I have failed to report all interest and dividends on my tax return. If I am exempt from backup withholding, I will write the word
     "Exempt" here:______. (For further information, see "Payees and Payments Exempt from Backup Withholding" on IRS Form W-9, a copy of which can be obtained from a Deutsche Banc Alex.
     Brown Investment Representative.)

     Under penalties of perjury, I certify that: (1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me),
     (2) I am not subject to backup withholding because (a) I am exempt from backup withholding or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and (3) I am a U.S. person ( including a U.S. resident alien ).

     BY SIGNING BELOW I ACKNOWLEDGE THAT I HAVE RECEIVED, READ
     AND AGREE TO THE TERMS OF THIS AGREEMENT.

     The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. If this is a Joint Account, all account owners must sign.

     I ACKNOWLEDGE THAT MUTUAL FUNDS AND OTHER SECURITIES ARE NOT
     INSURED BY THE FDIC, ARE NOT DEPOSITS OR OTHER OBLIGATIONS
     OF, OR GUARANTEED BY, ANY BANK, AND ARE SUBJECT TO
     INVESTMENT RISK, INCLUDING POSSIBLE LOSS OF THE PRINCIPAL
     INVESTED.

     THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE AT
     PARAGRAPH 20.

     Signature __________________________________ Date____________________
     Social Security or Employer ID No.___________________________________
     Signature___________________________________ Date____________________
     Social Security or Employer ID No.___________________________________
     Signature___________________________________ Date____________________
     Social Security or Employer ID No.___________________________________



23b. Certification -- Non-U.S. Resident

     Permanent Residence Address:_________________________________________
     _____________________________________________________________________
     Type of Beneficial Owner:____________________________________________
     Country of Incorporation or Organization:____________________________

     By signing below, I hereby certify under penalties of perjury, (1) that (a) I am the beneficial owner of all the income earned in My Account(s), (b) I am neither a citizen nor a resident of the U.S. (and I have not made an election to be treated as a resident because of my marriage to a citizen or resident), (c) I have not been and do not intend to be present in the U.S. for 183 days or more during any calendar year in which this Agreement is in effect, and (d) I am not a former citizen or long-term resident of the United States subject to section 877 (relating to certain acts of expatriation) or (2) if signing on behalf of a corporation, partnership, trust or estate, that I am authorized to sign for the payee named on My Account(s) and such payee (a) is the beneficial owner of all the income earned in My Account(s) and (b) is not a United States person and (3) that in either case, I am neither engaged, nor expect to be, or any such named payee is not and does not expect to be, engaged during the year, in a U.S. trade or business that has effectively connected income from transactions within My Account(s).

     In addition, if I, or any such named payee, is claiming a United States tax treaty benefit, I hereby certify, under penalties of perjury, that I, or any such named payee, is a resident of _____________________________________ within the meaning of the income tax treaty between the United States and that country. If required, a U.S. Taxpayer Identification Number is included above. I also certify under penalties of perjury that the named payee meets the requirements of the article in the applicable treaty dealing with limitations on benefits, if any, and derives the income for which the treaty benefits are claimed.

     Under penalties of perjury, I declare that I have examined the information provided for in Paragraph 23b and to the best of my knowledge and belief it is true, correct, and complete.

     BY SIGNING BELOW I ACKNOWLEDGE THAT I HAVE RECEIVED, READ
     AND AGREE TO THE TERMS OF THIS AGREEMENT.

     The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding. If this is a Joint Account, all account owners must sign.

     I ACKNOWLEDGE THAT MUTUAL FUNDS AND OTHER SECURITIES ARE NOT
     INSURED BY THE FDIC, ARE NOT DEPOSITS OR OTHER OBLIGATIONS
     OF, OR GUARANTEED BY, ANY BANK, AND ARE SUBJECT TO
     INVESTMENT RISK, INCLUDING POSSIBLE LOSS OF THE PRINCIPAL
     INVESTED.

     THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE AT
     PARAGRAPH 20.

     Signature___________________________________ Date____________________
     Social Security or Employer ID No.___________________________________
     Signature___________________________________ Date____________________
     Social Security or Employer ID No.___________________________________



PLEASE READ AND SIGN BELOW TO OPEN A MARGIN ACCOUNT.

     I agree to open a margin account with you and acknowledge to you that, in addition to the preceding information, I understand each of the following:

     * If I am not familiar with the mechanics and risks of margin, I should not open a margin account or engage in margin transactions.

     * When I purchase securities on margin, I borrow money from you to finance that purchase; I may also borrow against collateral in my margin account for other purposes.

     * I will be obligated to pay interest on all sums I borrow from you.

     * I may be required to deliver additional collateral consisting of cash or securities to you to maintain my loan balance, as you require.

     * By using a margin account to leverage my investments, I increase my risk of loss.

     * Deutsche Banc Alex. Brown will deduct all interest charges from my account.

Deutsche Banc Alex. Brown represents to me that:

     * My current margin debit balance will appear on each account statement Deutsche Banc Alex. Brown sends to me.

     * Deutsche Banc Alex. Brown will charge me interest on a monthly basis and will disclose on my account statement the interest rate and total interest charge.

By signing below, I authorize you to open and carry a margin account for my benefit, and acknowledge that securities in my account may be loaned to Deutsche Banc Alex. Brown as principal or loaned to others. I also acknowledge that I have received, read and agree to the terms of this Agreement.

I ACKNOWLEDGE THAT MUTUAL FUNDS AND OTHER SECURITIES ARE NOT
INSURED BY THE FDIC, ARE NOT DEPOSITS OR OTHER OBLIGATIONS
OF, OR GUARANTEED BY, ANY BANK, AND ARE SUBJECT TO
INVESTMENT RISK, INCLUDING POSSIBLE LOSS OF THE PRINCIPAL
INVESTED.

THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE AT
PARAGRAPH 20.

Signature___________________________________ Date_________________________
Signature___________________________________ Date_________________________
Signature___________________________________ Date_________________________

Paragraph 23 of this Agreement includes a certification of the Taxpayer Identification Number designated for this account and a representation regarding the applicability of backup withholding. If Deutsche Banc Alex. Brown does not receive this certification, it will be required to withhold a portion of all payments to this account.

FOR OFFICE USE ONLY           Branch Manager approval for margin accounts:

Signature_______________________________________ Date____________________